EX-11
EARNINGS PER SHARE


Exhibit 11.     Statement Re: Computation of Per Share Earnings

EX-11
EARNINGS PER SHARE

                             Three months     Nine Months       Twelve Months
                           October 31, 1998  October 31, 1998  October 31, 1998
                             --------------------------------  ---------
                                  (in thousands except per share data)
Basic EPS Computation
  Numerator:
     Net income (loss)                $   (8,746)    $ (14,892)    $(23,606)
  Denominator:
     Weighted average
     common shares outstanding            15,867       15,789        15,773
                                      --------------------------------------
  Basic EPS                           $    (0.55)     $ (0.94)     $  (1.50)


Diluted EPS Computation
  Numerator:
     Net income (loss)                $   (8,746)    $ (14,892)    $(23,606)
  Denominator:
     Weighted average common
     shares outstanding                   15,867       15,789        15,773
     Stock options, excluding anti-dilutive options of 115, 66, and 63 shares for the three, nine and twelve months ending
     October 31, 1998, respectively.           ---          ---           ---
                                      --------------------------------------
     Total Shares                         5,867       15,789        15,773

   Diluted EPS                       $    (0.55)     $ (0.94)     $  (1.50)





                               Three months     Nine Months     Twelve Months
                              November 1, 1997 November 1, 1997 November 1, 1997
                                ---------------------------------------------
                      (in thousands except per share data)

Basic EPS Computation
  Numerator:
     Net income (loss)                 $   (567)   $ (20,331)     $(18,140)
  Denominator:
     Weighted average
     common shares outstanding           15,641       15,623       15,616

  Basic EPS                            $  (0.04)  $   (1.30)   $  (1.16)

Diluted EPS Computation
  Numerator:
     Net income (loss)                 $   (567)   $ (20,331)     $(18,140)
  Denominator:
     Weighted average common
     shares outstanding                   15,641       15,623       15,616
     Stock options, excluding
     anti-dilutive options 33, 44
     and 52 shares for the three, nine
     and twelve months ending
     November 1, 1997, respectively.       ---          ---           ---
     Total Shares                         15,641       15,623       15,616

   Diluted EPS                         $  (0.04)  $   (1.30)   $  (1.16)
                                       ====================================